 Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-3 of First Community Corporation of our report dated March 21, 2024, relating to the consolidated financial statements of First Community Corporation appearing in the Annual Report on Form 10-K for the year ended December 31, 2023.

We also consent to the reference to our firm under the heading “Experts” in the registration statement.

/s/ Elliott Davis, LLC

Elliott Davis, LLC

Columbia, South Carolina

December 18, 2024